Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THIRD AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Third Amendment to Loan and Security Agreement (this “Amendment”) is entered into this 10th day of June, 2026, by and among NEUMORA THERAPEUTICS, INC., a Delaware corporation, and each other Person party to the Loan Agreement (as defined below) as a borrower from time to time, collectively, “Borrowers”, and each, a “Borrower”), K2 HEALTHVENTURES LLC as a lender, and the other lenders from time to time party hereto (collectively, “Lenders”, and each, a “Lender”), and K2 HEALTHVENTURES LLC, as administrative agent for Lenders (in such capacity, together with its successors, “Administrative Agent”).

Recitals

A.
The Secured Parties and Borrower have entered into that certain Loan and Security Agreement dated as of May 9, 2025, as amended by that certain First Amendment to Loan and Security Agreement dated as of November 4, 2025, and as further amended by that certain Second Amendment to Loan and Security Agreement dated as of December 10, 2025 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).
B.
The Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
C.
Borrower has requested that Administrative Agent and the Lenders amend the Loan Agreement to (i) modify a financial covenant and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.
Administrative Agent and the Lenders have agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.
Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.
Amendments to Loan Agreement.
2.1
Section 2.2 (Availability and Repayment or Conversion of the Loans). Section 2.2(b) is amended in its entirety and replaced with the following:

“ (b) Repayment.

(i)
If the Extension Event occurs, commencing on the Amortization Date, and continuing thereafter on each Payment Date through the Term Loan Maturity Date, Borrowers shall make consecutive monthly payments of equal principal and interest, which would fully amortize the principal amount of the Term Loans and accrued interest thereon by the Term Loan Maturity Date, provided that if the Applicable Rate is adjusted or the Amortization Date or the Term Loan Maturity Date are extended, in each case, in accordance with its terms, the amortization schedule and the required monthly installment shall be recalculated based on the adjusted Applicable Rate and/or the adjusted number of Payment Dates through the Term Loan Maturity Date. Any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).

(ii)
If the Extension Event does not occur, any and all unpaid Obligations, including principal and accrued and unpaid interest in respect of the Term Loans, the fees pursuant to the Fee Letter and any other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Sections 2.2(c) or (d).”
2.2
Section 6.10 (Financial Covenants). Section 6.10(a)(i), Section 6.10(a)(ii), Section 6.10(b)(i) and Section 6.10(b)(ii) are each amended by deleting “one hundred five percent (105.0%) of total senior debt Obligations outstanding” and inserting “one hundred ten percent (110.0%) of total senior debt Obligations outstanding” in lieu thereof.
2.3
Section 8.2 (Covenant Default). Section 8.2(a) of the Loan Agreement is amended in its entirety and replaced with the following:

“ (a) A Loan Party fails or neglects to perform any obligation in Section 3.3(b), Section 4.2, Section 6.2, Section 6.4, Section 6.5, Section 6.6, and Section 6.10, or violates any covenant in Section 7; or”

2.4
Exhibit A (Definitions). The following term and its definition set forth on Exhibit A to the Loan Agreement is amended in its entirety and replaced with the following:

“ “Amortization Date” means May 1, 2029.”

2.5
Exhibit D (Compliance Certificate). The Compliance Certificate appearing as Exhibit D to the Loan Agreement is amended in its entirety and replaced with the Compliance Certificate attached as Schedule I hereto.
3.
Limitation of Amendments.
3.1
The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which any Secured Party may now have or may have in the future under or in connection with any Loan Document.
3.2
This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
4.
Representations and Warranties. To induce the Secured Parties to enter into this

Amendment, each Borrower hereby represents and warrants to the Secured Parties as follows:
4.1
Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
4.2
Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
4.3
The organizational documents of each Borrower delivered to Administrative Agent on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
4.4
The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
4.5
The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any material law or regulation binding on or affecting such Borrower, (b) any material contractual restriction with a Person binding on such Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Borrower, or (d) the organizational documents of such Borrower;
4.6
The execution and delivery by each Borrower of this Amendment and the performance by each Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and
4.7
This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
5.
Release by Borrowers:
5.1
FOR GOOD AND VALUABLE CONSIDERATION, Borrowers hereby forever relieve, release, and discharge the Secured Parties and their present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character whatsoever, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner whatsoever connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Amendment (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims arising out of or in any manner whatsoever connected with or related to the Loan Documents, the recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing.

5.2
In furtherance of this release, Borrowers expressly acknowledge and waive any and all rights under Section 1542 of the California Civil Code, which provides as follows:

“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.” (Emphasis added.)

5.3
By entering into this release, Borrowers recognize that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrowers hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrowers should subsequently discover that any fact that they relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrowers shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances whatsoever. Borrowers acknowledge that they are not relying upon and have not relied upon any representation or statement made by any Secured Party with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights.
5.4
This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrowers acknowledge that the release contained herein constitutes a material inducement to the Secured Parties to enter into this Amendment, and that the Secured Parties would not have done so but for the Secured Parties’ expectation that such release is valid and enforceable in all events.
5.5
Borrowers hereby represent and warrant to the Secured Parties, and the Secured Parties are relying thereon, as follows:
(a)
Except as expressly stated in this Amendment, no Secured Party nor any agent, employee or representative of any Secured Party has made any statement or representation to Borrowers regarding any fact relied upon by Borrowers in entering into this Amendment.
(b)
Borrowers have made such investigation of the facts pertaining to this Amendment and all of the matters appertaining thereto, as it deems necessary.
(c)
The terms of this Amendment are contractual and not a mere recital.
(d)
This Amendment has been carefully read by Borrowers, the contents hereof are known and understood by Borrowers, and this Amendment is signed freely, and without duress, by Borrowers.
(e)
Borrowers represent and warrant that each of them is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrowers shall indemnify the Secured Parties, defend and hold each of them harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein
6.
Fees and Expenses. Borrower shall pay to Administrative Agent, for the ratable benefit of Lenders, (i) a fully-earned non-refundable amendment fee in an amount equal to Four Hundred Forty-Five

Thousand Dollars ($445,000.00) and (ii) the Secured Parties’ legal fees and expenses incurred in connection with this Amendment.
7.
Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law.
8.
Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.
9.
Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
10.
Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Administrative Agent of this Amendment by each party hereto.

[Signature page follows.]

[SIGNATURE PAGE TO THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER
NEUMORA THERAPEUTICS, INC. By: /s/Michael Milligan Name: Michael Milligan Title: Chief Financial Officer

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

LENDER

K2 HEALTHVENTURES LLC

By: /s/ Ben Bang

Name: Ben Bang Title: General Counsel

ADMINISTRATIVE AGENT

K2 HEALTHVENTURES LLC

By: /s/ Ben Bang

Name: Ben Bang Title: General Counsel

Schedule I

EXHIBIT D COMPLIANCE CERTIFICATE

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